AMENDMENT NO. 67
TO THE
DECLARATION OF TRUST
OF
GOLDMAN SACHS TRUST
     This AMENDMENT NO. 67 to the AGREEMENT AND DECLARATION OF TRUST (the “Declaration”) as amended, dated the 28th day of January, 1997 of Goldman Sachs Trust (the “Trust”) is made by the Trustees named below as of April 19, 2012:
          WHEREAS, the Trustees have established the Trust for the investment and reinvestment of funds contributed thereto;
          WHEREAS, the Trustees divided the beneficial interest in the trust assets into transferable shares of beneficial interest and divided such shares of beneficial interest into separate Series and Classes; and
          WHEREAS, the Trustees desire to rename the Goldman Sachs Ultra-Short Duration Government Fund the “Goldman Sachs High Quality Floating Rate Fund”, effective July 27, 2012; and
          WHEREAS, the Trustees desire to rename the Goldman Sachs Balanced Fund the “Goldman Sachs Income Builder Fund”, effective after the close of business on June 29, 2012; and
          NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the undersigned, being all of the Trustees of the Trust and acting in accordance with Article V, Section 1 of the Declaration, hereby amend Article V, Section 1 of the Declaration as follows:
The Trust shall consist of one or more Series. Without limiting the authority of the Trustees to establish and designate any further Series, the Trustees hereby establish the following 90 Series: Goldman Sachs Retirement Portfolio Completion Fund, Goldman Sachs Short Duration Income Fund, Goldman Sachs Enhanced Put Option Strategy Fund, Goldman Sachs Focused Growth Fund, Goldman Sachs Rising Dividend Growth Fund, Goldman Sachs Managed Futures Strategy Fund, Goldman Sachs Strategic Commodities Fund, Goldman Sachs High Yield Floating Rate Fund, Goldman Sachs Brazil Equity Fund, Goldman Sachs China Equity Fund, Goldman Sachs India Equity Fund, Goldman Sachs Korea Equity Fund, Goldman Sachs N-11 Equity Fund, Goldman Sachs Strategic Income Fund, Goldman Sachs Dynamic Allocation Fund, Goldman Sachs U.S. Equity Fund, Goldman Sachs Flexible Cap Growth Fund, Goldman Sachs Local Emerging Markets Debt Fund, Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, Goldman Sachs Retirement Strategy 2050 Portfolio, Goldman Sachs Tax-Advantaged Global Equity Portfolio, Goldman Sachs Enhanced Dividend Global Equity Portfolio, Goldman Sachs Structured International Tax-Managed Equity Fund, Goldman Sachs Structured International Small Cap Fund, Goldman Sachs Structured Emerging Markets Equity Fund, Goldman Sachs International Equity Dividend and Premium Fund, Goldman Sachs Satellite Strategies Portfolio, Goldman Sachs Income Strategies Portfolio, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured Small Cap Growth Fund, Goldman Sachs Strategic International Equity